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                                                               Exhibit (h)(i)(A)
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                                                    FORM OF
                                               AMENDED SCHEDULE A
                                              Dated August 1, 2002
                            to the Transfer Agency and Accounting Services Agreement



(A) MONEY MARKET FUNDS
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Fifth Third Government Money Market Fund                   Fifth Third Institutional Government Money Market Fund
Fifth Third Prime Money Market Fund                        Fifth Third Institutional Money Market Fund
Fifth Third Municipal Money Market Fund                    Fifth Third Michigan Municipal Money Market Fund
Fifth Third U.S. Treasury Money Market Fund                Fifth Third Ohio Tax Exempt Money Market Fund

(B) FLUCTUATING NET ASSET VALUE FUNDS
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Fifth Third Quality Growth Fund                            Fifth Third International GDP Fund
Fifth Third Equity Income Fund                             Fifth Third Small Cap Growth Fund
Fifth Third Balanced Fund                                  Fifth Third Large Cap Growth Fund
Fifth Third Mid Cap Fund                                   Fifth Third Equity Index Fund
Fifth Third Technology Fund                                Fifth Third Large Cap Value Fund
Fifth Third Intermediate Bond Fund                         Fifth Third Short Term Bond Fund
Fifth Third Bond Fund                                      Fifth Third Michigan Municipal Bond Fund
Fifth Third U.S. Government Bond Fund                      Fifth Third Municipal Bond Fund
Fifth Third Intermediate Municipal Bond Fund               Fifth Third LifeModel Conservative Fund
Fifth Third Ohio Municipal Bond Fund                       Fifth Third LifeModel Moderately Conservative Fund
Fifth Third Strategic Income Fund                          Fifth Third LifeModel Moderate Fund
Fifth Third Multi Cap Value Fund                           Fifth Third LifeModel Moderately Aggressive Fund
Fifth Third Worldwide Fund                                 Fifth Third LifeModel Aggressive Fund
Fifth Third Micro Cap Value Fund
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Compensation
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(A)  Transfer Agency Fees

              (1)  Account Maintained on Fifth Third Bank's System (other than the International Equity Fund)


                  Base Fee (omnibus accounts only):                    $300.00 per month per Fund per class


                  Transaction Chares (omnibus accounts only):          $4.50 per transaction


                  The monthly fee for omnibus accounts is limited to a maximum of $800.00 per Fund per class.

                  Per Account Charges

                  (fully disclosed/non-omnibus accounts):              $21.00 per account per year for Money
                                                                       Market Funds
                                                                       $18.00 per account per year for Fluctuating
                                                                       Net Asset Value Funds



              (2) Account Maintained on a Sub-Transfer Agent's System (other than the International Equity Fund,
              Accounts of the Pinnacle Fund in existence as of date of reorganization, or Fund Direct Accounts).

              $25.00 per account per year. The minimum monthly fee per Fund per month shall be $600.00.

              (3)  International Equity Fund

              Flat Fee:  $18,000.00 annually to be paid by the Fund in equal monthly amounts of $1,500.00.

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        Per Account Charges:  $16.00 per account per year.

        (4)  Pinnacle Fund Accounts in Existence AS of Date of Reorganization

        Flat Fee: $18,000.00 annually to be paid by the Fund in equal monthly amounts of $1,500.00.

        Per Account Charges: $17.50 per account per year.

        (5)  Fund Direct Accounts

        Per Account charges (per Fund/Class):  $21.00 per account per year for
                                               Money Market Funds
                                               $18.00 per account per year for
                                               Fluctuating Net Asset Value Funds






        The fee for Fund Direct Accounts is subject to a minimum fee of $1,500 per month per Fund/Class.

In addition to the above transfer agent fees, the Funds will reimburse Fifth Third Bank for certain out-of-pocket costs, including items such as expenses for postage, forms, statements, record storage, printing, communication lines, statement mailings, confirmations and other shareholder correspondence and any assessments taxes or levies assessed on the transfer agent for services provided under the contract. These out-of-pocket expenses will be charged to the Funds at Fifth Third Bank's cost. Fifth Third Bank will not mark up any of these charges to the Funds.

(B)  Fund Accounting Fees (Per Fund Per Year)
        (1)  All Funds Except International Equity Fund


        Assets                                                Fees
        ------                                                ----

        Up to $500 million                                    0.020%
        Over $500 million and up to $1 billion                0.015%
        Over $1 billion                                       0.010%

        There shall be an annual fee of $10,000 per additional Class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

        (2)  International Equity Fund

        0.050% of Fund assets, with a minimum fee of $50,000 per year.

In addition to the above Fund accounting fees, the Funds shall reimburse Fifth Third Bank for certain out-of-pocket expenses, including pricing of portfolio securities.

                                               FIFTH THIRD FUNDS

                                               By:
                                                   ----------------------------
                                               Title:


                                               FIFTH THIRD BANK

                                               By:
                                                   ----------------------------
                                               Title: